Series Number: 1
For period ending 1/31/2014

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      111
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      2

73A)           1. Dividends from net investment income
Investor Class                                                      $0.1438
Institutional Class                                           $0.1734

2. Dividends for a second class of open-end company shares
R Class                                           $0.0698
Advisor Class                                                      $0.1068

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      781
Institutional Class                                           1

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                            1
Advisor Class                                                      22

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $14.58
Institutional Class                                           $14.62

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $14.42
Advisor Class                                                      $14.51

Series Number: 2
For period ending 1/31/2014

48)
Investor, R, and Advisor
First $500 million 1.100%
Next $500 million 1.050%
Next $4 billion 1.000%
Next $5 billion 0.990%
Next $5 billion 0.980%
Next $5 billion 0.970%
Next $5 billion 0.950%
Next $5 billion 0.900%
Over $30 billion 0.800%

Institutional
First $500 million 0.900%
Next $500 million 0.850%
Next $4 billion 0.800%
Next $5 billion 0.790%
Next $5 billion 0.780%
Next $5 billion 0.770%
Next $5 billion 0.750%
Next $5 billion 0.700%
Over $30 billion 0.600%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      72
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           -
Advisor Class                                                      2

73A)           1. Dividends from net investment income
Investor Class                                                      $0.0943
Institutional Class                                           $0.1248
2. Dividends for a second class of open-end company shares
R Class                                           $0.0181
Advisor Class                                           $0.0562

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      912
Institutional Class                                           4

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           6
Advisor Class                                                      42

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $15.29
Institutional Class                                           $15.32

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $15.19
Advisor Class                                                      $15.23

Series Number: 3
For period ending 1/31/2014

48)
Investor, R, and Advisor
First $500 million 1.150%
Next $500 million 1.100%
Next $4 billion 1.050%
Next $5 billion 1.040%
Next $5 billion 1.030%
Next $5 billion 1.020%
Next $5 billion 1.000%
Next $5 billion 0.950%
Over $30 billion 0.850%

Institutional
First $500 million 0.950%
Next $500 million 0.900%
Next $4 billion 0.850%
Next $5 billion 0.840%
Next $5 billion 0.830%
Next $5 billion 0.820%
Next $5 billion 0.800%
Next $5 billion 0.750%
Over $30 billion 0.650%

72DD)                      1. Total income dividends for which record date passed during the period
Investor Class                                                      156
Institutional Class                                           -

2. Dividends for a second class of open-end company shares
R Class                                           1
Advisor Class                                                      6

73A)           1. Dividends from net investment income
Investor Class                                                      $0.2067
Institutional Class                                           $0.2379
2. Dividends for a second class of open-end company shares
R Class                                           $0.1287
Advisor Class                                           $0.1677

74U)           1. Number of shares outstanding (000's omitted)
Investor Class                                                      798
Institutional Class                                           2

2. Number of shares outstanding of a second class of open-end company shares (000'somitted)
R Class                                           8
Advisor Class                                                      39

74V)           1. Net asset value per share (to nearest cent)
Investor Class                                                      $15.27
Institutional Class                                           $15.37

2. Net asset value per share of a second class of open-end company shares (to nearestcent)
R Class                                           $15.00
Advisor Class                                                      $15.13